EXHIBIT 10.1

BIZO, INC.

Incentive Stock Option and Restricted Stock Plan (2008)

1. Purpose. The 2008 Bizo, Inc. Incentive Stock Option and Restricted Stock Plan (the "Plan") is intended to provide a method whereby employees (including officers and directors) of Bizo. Inc. and any subsidiaries which may exist (the "Company") and, in the case of Restricted Stock, others who are making and are expected to continue making substantial contributions to the successful management and growth of the Company may be offered an opportunity to acquire Series A Common Stock, par value $0.0001 per share (“Series A Common Stock”) and Series B Common Stock, par value $0.0001 per share (“Series B Common Stock”) (together, the "Common Stock"), of the Company in order to increase their proprietary interest in the Company and their incentive to remain in and advance in the employ of the Company and to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant to such employees as may be selected in the manner hereinafter provided, restricted stock and incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code") ("Incentive Stock Options") to purchase shares of Common Stock of the Company on the terms and conditions hereinafter established. The Incentive Stock Options sometimes are referred to herein individually as an "Option" and collectively as the "Options".

2. Administration. The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of no fewer than two members who may also be members of the Board of Directors of the Company and participate in the Plan. Should the Company become subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of not fewer than three "disinterested persons", as that term is defined in subparagraph (d)(3) of Rule 16b-3 ("Rule 16b-3") under the Exchange Act. Members of the Committee then will not be able to participate in the Plan or become members if one year prior to an occurrence whereby the Company becomes subject to Rule 16b-3 they received an option under any plan of the Company. Subject to the terms and conditions of the Plan and relevant commitments of the Company, the Committee shall have full authority in its discretion, from time to time, and at any time, to select the employees to whom Options or Restricted Stock shall be granted, to determine the number of shares to be covered by each Option or Restricted Stock award, the time at which the Option or Restricted Stock shall be granted, the terms and conditions of Agreements including vesting schedules (as hereinafter defined) and, except as hereinafter provided, the option exercise price and the term during which the Options may be exercised. The Committee may exercise its authority hereunder by meeting or by unanimous written consent.

The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members and can be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. Interpretation and Amendment. The interpretation, construction or determination of any provisions of the Plan by the Committee shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

The Board of Directors may, at any time, amend, alter, suspend or terminate the Plan; provided, however, that any such action shall not impair any Options or Restricted Stock theretofore granted under the Plan, and provided further that no amendment of the Plan may be effected without the approval of the holders of at least the majority of the voting stock of the Company voting at a duly held meeting with regard to: (i) the total number of shares of Common Stock that may be purchased under the Plan shall not be increased (except as permitted by Paragraph 9); (ii) the minimum option exercise price shall not be decreased (except as permitted by Paragraph 9); (iii) the option period during which outstanding Options granted under the Plan may be exercised shall not be extended; and (iv) the class of individuals eligible to receive Options under the Plan.

4. Participants. Options may be granted under the Plan to employees of the Company and any subsidiaries it may have in the future (including employees who are also directors or officers of the Company or its subsidiaries). Restricted Stock may be granted to others who are making and are expected to continue making substantial contributions to the successful management and growth of the Company. The term "subsidiary" shall mean "subsidiary corporation" as defined in Section 425 of the Code. No Option shall be granted to an employee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company; provided, however, that an Option may be granted to such an employee if, at the time such Option is granted, the option exercise price is at least one hundred ten percent (110%) of the fair market value of the Common Stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five (5) years from the date such Option is granted.

Subject to the preceding paragraph, receipt of stock options under any other stock option plan maintained by the Company shall not, for that reason, preclude an employee from receiving Options or Restricted Stock under the Plan.

5. Common Stock. The Series A Common Stock which may be issued and sold pursuant to Restricted Stock awards granted under the Plan from time to time shall not exceed in the aggregate 1,612,985 shares. The Series B Common Stock which may be issued and sold pursuant to Options or Restricted Stock awards granted under the Plan from time to time shall not exceed in the aggregate 2,012,991 shares. The number of shares issuable under the Plan may be increased to allow for the reissuance or disposition of shares that have been issued upon the exercise of Options granted under the Plan and reacquired by the Company. The shares of

Common Stock reissued and sold under the Plan may be the Company's authorized but unissued shares or shares held in the Company's treasury.

6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be in such form and on such terms as the Committee shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:

(a) The Option shall state the total number of shares of Common Stock to which it relates and no fractional shares of Common Stock shall be issued.

(b) The option exercise price per share of Common Stock issuable upon the exercise of an Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock covered by such Option at the date such Option is granted, or, in the case of an employee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be not less than one hundred and ten percent (110%) of the fair market value of the Common Stock covered by such Option.

(c) Notwithstanding any other provision of the Plan, the term of an Option shall be for a period of not more than ten (10) years from the date of its grant.

(d) An Option must be granted within ten (10) years of the earlier of the date the Plan is adopted or the date this Plan is approved by the Company's stockholders in accordance with Paragraph 19.

(e) The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any person under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Stock Options under the Federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent the optionholder holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such options were granted. Should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-statutory Stock Option under the Federal tax laws.

7. Termination of Employment. The Option Agreement may provide that if the holder of an Option ceases to be employed by the Company for any reason, then any options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such Options are exercisable as of such time, may be exercised by him only within ninety (90) days after the date he ceases to be employed by the Company. Notwithstanding the foregoing, if the holder of an Option ceases to be employed by the Company as a result of his dismissal for cause (as determined by the Board of Directors in its sole discretion or as otherwise defined in an employment agreement with the Optionholder in effect at that time), the Option Agreement may provide for the immediate termination of any Options granted to such employee. The ninety (90) day limit referred to in this paragraph may be extended on a case-by-case basis at the sole discretion of the Committee.

Solely for the purposes of the Plan, the transfer of an employee from the employ of the Company to a subsidiary of the Company, or vice-versa, shall not be deemed a termination of employment.

8. Death. The Option Agreement may provide that if a holder of an Option shall die while in the employ of the Company, his estate, personal representative or beneficiary shall have the right to exercise any Options granted to the optionholder pursuant to the Plan at any time within two (2) years from the date of his death (or within such shorter period as may be specified by the Company in the Option Agreement), in respect of the total number of shares as to which he would have been entitled to exercise an Option at the date of his death.

9. Stock Splits, etc.
(a) In the case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, the necessary adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of shares of Common Stock which may be purchased under the Plan and the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options.

(b) In the case of (i) a sale of virtually the entire Company or (ii) a sale of all or substantially all of the assets of the Company or (iii) a merger or any other corporate reorganization causing, in any of the above enumerated instances, a situation in which then-current stockholders of the Company (including holders of vested options and warrants) own less than fifty percent (50%) of the Company's total equity (including all vested options and warrants) immediately after such transaction, fifty percent (50%) of each option holder's then-unvested Options shall immediately vest (taken equally from those available on each vesting date). The Restricted Stock Agreement for each Restricted Stock award shall provide the acceleration of vesting provisions, if any, regarding that award.

(c) If the transaction results in a replacement of the Company's Common Stock with stock of another corporation, the Company shall replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation.

(d) The Company may provide for immediate maturity of all outstanding vested Options prior to the effectiveness of such merger, sale of assets or similar transaction, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

10. Transferability. Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Paragraph 8 and, during an optionholder's lifetime, may be exercised only by him.
11. Exercise of Options. An optionholder electing to exercise an option shall give written notice to the Company of such election and of the number of shares of Common Stock that he has elected to acquire. A holder of Options shall have rights of a stockholder with respect to shares of Common Stock only upon exercise of the Option.

12. Written Agreement. Agreements granting Options or Restricted Stock under the Plan ("Agreements") shall be in writing, duly executed and delivered by or on behalf of the Company and the option holder or the restricted stock holder, as the case may be, and shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any Agreement and of the Plan, the terms and conditions of the Plan shall control.

13. Payment. The option exercise price shall be payable upon the exercise of the Option in cash, by certified check or, at the discretion of the Board of Directors, by the tender of shares of Common Stock or by paying in cash, at the minimum, the par value of the shares of Common Stock being acquired and executing a promissory note for the balance of the option exercise price, provided that said note shall bear interest at a rate which is no less than the lowest applicable U.S. federal rate required to be charged to preclude the recharacterization of any amount of stated principal as interest for U.S. Federal tax purposes. If the shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be the fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the option holder.

14. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall use its best efforts to effect or secure the necessary withholding, listing, registration, qualification, consent or approval so as to effect the exercise of each Option and issue and deliver the shares purchased thereunder.

15. Term of Plan. The Plan shall terminate ten (10) years after the Plan is adopted by the Board of Directors, and no Option or Restricted Stock shall be granted pursuant to the Plan after that date.

16. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan will be used for general corporate purposes.

17. Obligation to Exercise Option. The granting of an Option shall impose no obligation on the optionholder to exercise such Option.

18. Continuance of Employment. Neither the Plan nor any Agreement shall impose any obligation on the Company to continue the employment of a holder of Options or of Restricted Stock, and nothing in the Plan or in any Agreement shall confer upon any holder of Options or Restricted Stock any right to continue in the employ of the Company or conflict with the right of either to terminate such employment at any time.

19. Effectiveness of the Plan. The Plan shall become effective on the date of its adoption by the Board of Directors, but subject, nevertheless, to (a) approval, within twelve (12) months thereof, by the stockholders representing at least a majority of the voting stock of the Company or by such greater percentage as may from time to time be required under the laws of the State of Delaware, and (b) such approvals as may be required by any other public authorities. Options and Restricted Stock under this Plan may be granted but Options may not be exercised until the Plan is approved by the Company's shareholders. In the event the Plan is not approved, the Plan shall terminate and all Options and Restricted Stock granted shall be void and have no force or effect.

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